November 2007

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 East 14 40 38 52 40 49 76 73 67 132 308 West 38.6 34.6 31.6 North 46.9 45 43.9 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 0.32 0.36 0.4 0.44 0.5 0.56 0.62 0.92 1.12 1.24 1.36 West 34.6 31.6 North 45 43.9 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 East 1 3 2.2 3 2.4 2.2 2.4 2.4 1.4 2.4 6.9 West 38.6 34.6 31.6 North 46.9 45 43.9 Consistent Financial Performance Cash Flow Used to Fund... Capital Investments for Continuing Operations Shares Repurchased Cumulatively the Company has repurchased 30.1 million of 34.0 million authorized at an average price of $31.30 per share thru 9/30/07 Dividends In Millions Shares repurchased $ In Millions $60 - $65 Cash spent +10% Guidance Guidance 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 East 32 57 61 62 53 52 59 89 90 53 60 West 5 North (Per Share)

2007 - Getting Back to Great 2006 2007 2008/2009 Overview Tough Year Disappointing Getting back on track Anticipate good years Major Themes ATV inventory No KTM deal Snowmobiles and ATVs declining Cost pressures Stock buyback ATV inventory fixed Post KTM plan Operations more predictable Win in the core Deliver operational excellence Back to growth through innovation and entering new markets Results Sales and earnings down Expect decent results but not spectacular Anticipate good to very good Perspective

GETTING BACK TO GREAT

2007 – Getting Back to Great

The Goals

- $2.2B in sales by 2009
- $150MM in net income by 2009
- $4.25 earnings per share by 2009

POLARIS The Way Out.

1. Win in the Core	2. Delivering Operational Excellence	3. Growth - $500MM by 2009
• Grow market share in snowmobiles and ATVs. • Leverage PG&A and Financial Services to deliver superior total value.	• Industry-leading quality in every product line. • > 5% productivity every year. • A lean enterprise, driven by robust simple designs and a lean supply chain.	• Victory – 5% share in cruiser and touring segments. • *RANGER™* – Dominate utility and recreation SxS market. • International. Expand global presence by $50MM. • Military. • Enter at least one new adjacent market segment.
	Supported By…	
People and Culture	**Technology**	**Brand**
• Externally focused employee owners with a can-do drive to consistently deliver outstanding results. • The best team in powersports. • Passion to ride and win.	• Consistent, flawless introduction of compelling new products. • Class-leading ride and handling. • Control our destiny in powertrains. • Class-leading information technology.	• Ever improving brand awareness and image through stronger, better, and bigger dealer network. • Consistent advertising and brand support.

Awesome Products…Customer Focused…Results Driven

POLARIS

7

2007: ATVs Will be More Competitive N.A. industry expected to decline high single digits Strong promotions throughout year More advertising support More competitive product in every class Dealer inventory at acceptable levels Correction of inventory levels completed by mid-year 2007 Modest market share gains 2008: Expect to Return to Growth in ATVs N.A. industry health expected to improve Polaris dealer inventories at normal operating levels Balanced supply and demand New competitive products in dealerships in adequate quantities We Expect to Win in 2007 and Beyond 1. Win in the Core..... Improving Our ATV Business

The Future Looks Better 2003 2004 2005 2006 2007 2008 Shipments Retail Dealer Inventory Shipments Start Growing Again! Inventory Healthy Level ATV 2008 = Positioned For Success More Competitive MY08 Product Line Stronger Brand-World's Toughest ATV Growing Military Business Units 1. Win in the Core..... Improving Our ATV Business

GETTING BACK TO
GREAT

1. Win in the Core.....
Continued Recovery of Our Snow Business



The Market – Snowmobiles

- Industry struggling due to lack of snowfall East of the Rockies. N.A. market down 7% in 06-07 season, Polaris lost some share
- Quality remains #1 focus. Seeing result in MY 2007. 600 SDI and 700 SDI have had very few issues. Response to field issues has improved significantly.
- MY 2008 products are solid…800 SDI for mountains and 600 Race Replica for flat lands.
- Race team had a fantastic season…..will leverage harder in 2007.

Worldwide Snowmobile Industry Retail

1986 - 2007


In Units
300,000
250,000
200,000
150,000
100,000
50,000
0
Consistent snowfall
Cold winters
New products
Lack of Snowfall

Low = 104K, High = 261K, Currently 150K

Stabilizing, Recovery of our Snow Business Has Begun…Still Lots of Work to Do

POLARIS
11

Striving for a "Toyota-like" level of operational excellence through three principles: Quality, Cost and Speed 2010 Goals: Quality Improve consumer satisfaction by 50% by 2010 Cost Reduce system-wide cost by over 20% by 2010 Speed Improve speed to the consumer by 50% by 2010 Currently realizing results from initial efforts: 10% improvement in Quality year-to-date 2007 6% reduction in system-wide cost year-to-date 2007 15% improvement in speed to consumer year- to-date 2007 2. Delivering Operational Excellence..... Strengthen Our Lean Cost Competitive Edge

Polaris Outlook for Industry Long-Term Continue solid growth in Touring Demographics favorable at least through 2010 Customers want unique designs - "Attention Getting" models like Victory Vision U.S. Motorcycle Market Top Three On-Highway Segments 1995-2006 Market Trends Demographics favorable Harley-Davidson continues to drive market Cruiser Industry growth slowed in 2006 primarily from lower sales of bikes below 900cc. Cruiser Sportbike Touring 95 100.838 49.508 31.341 96 121.367 48.768 32.159 97 129.367 51.399 39.496 98 151.95 60.445 51.62 99 183.979 76.439 65.182 1 222.438 95.269 80.42 1 263.851 114.348 90.2 2 299.996 114.101 99.395 3 315.34 123.119 104.197 4 325 145 110 5 335.724 163.709 129.614 6 331.776 185.361 148.661 Solid Growth The N.A. Motorcycle Market Combined growth was 4% in 2006 Units in 000's Victory Motorcycles Source: MIC Source: MIC Units in 000's 3. Grow $500 Million in our Growth Businesses by 2009

Build an Industry Leading Side-by-Side Vehicle Business Aggressively Expand RANGER(tm) in Utility Segment Enter and Lead Emerging Recreation Segment #1 Quality Side-By-Side Vehicle Strongest Side-By-Side Dealer Network Industry Leading Side-by-Side Vehicles RANGER(tm) Strategy 3. Grow $500 Million in our Growth Businesses by 2009

Growth Opportunity of $50-$75 Million by 2009 Weapons Mount Mission Utility Water Crossing Rugged Terrain Self Recovery Track Kit for Snow Military Increased investment in 2007 Enhanced product plan (gasoline and JP8 fueled vehicles specifically designed for military applications Leverage relationship in consumer marketing supports "toughest" position 3. Grow $500 Million in our Growth Businesses by 2009

Summary 2007-2009 Compelling differentiated products...winning in core Lean enterprise...operational excellence system-wide Growing in innovation and new markets/customers Externally focused...customer driven Results driven Future Looks Good The Goals $2.2 billion in sales by 2009 $150 million in net income by 2009 $4.25 earnings per diluted share by 2009

Appendix Our presentation and responses to your questions may contain certain statements which may be considered forward looking for the purposes of the Private Securities Litigation Reform Act of 1995. We caution you that actual results could differ materially from those projected in a forward looking statement which by their nature involve risk that results may differ from those anticipated. Additional information concerning the factors that could cause results to differ materially from those anticipated may be found in Polaris' annual report, 10-K, 8-K, 10-Q and form S-3 registration statements. Regulation G Reconciliation Private Securities Litigation Reform Act of 1995 - Polaris Industries Inc. Disclosure Litigation Statement